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                                                                    EXHIBIT 10.1

                             ENZYME SUPPLY AGREEMENT

         This Agreement is made and is effective as of this 5th day of January, 2001 by and between Genencor International, Inc., a Delaware corporation, with a place of business located at 200 Meridian Centre Blvd., Rochester, New York, 14618 (hereafter "SELLER") and Cargill, Incorporated, a Delaware corporation with its principal place of business located at 15407 McGinty Road West, Wayzata, Minnesota 55391 (hereafter "BUYER").

IN CONSIDERATION of the mutual covenants and premises contained herein, SELLER and BUYER agree as follows:

         I.       PRODUCT AND SPECIFICATIONS


         SELLER agrees to sell to BUYER, and BUYER agrees to purchase from SELLER enzymes as set forth in Exhibit A, attached hereto, meeting specifications set forth in Exhibit D, attached hereto, and Kosher designations as set forth in Exhibit F (hereinafter singularity referred to as "Product" and collectively referred to as "Products").

         II.      TERM OF AGREEMENT AND TERMINATION

              A. Unless otherwise earlier terminated hereunder, the term of this Agreement shall commence on January 1, 2001 and end on December 31, 2005 (the "Initial Term") and shall renew for successive one (1) year periods thereafter. upon written agreement of the parties. Each calendar year during the term of this Agreement shall be described as a "Contract Year."

              B. Either party may terminate this Agreement, (1) if the other party materially breaches any obligation set forth herein, which breach has not been cured within thirty (30) days after receipt of written notice of such breach from the non-breaching party, or within such additional cure period as the non-breaching party may so authorize in writing; or (2) if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or any insolvency law, whether domestic or foreign, or has wound up or liquidated its business voluntarily or otherwise.

         III.     PURCHASING AND PRICING

              A. BUYER hereby agrees to purchase 100% of its annual requirements (other than reasonable sample quantities as contemplated under section IV. F. below) for Products from SELLER for the BUYER'S wet corn milling facilities located at:

                  (i)      18049 County Rd 8E, Wahpeton, North Dakota 58075;

                  (ii)     1 Cargill Drive, Eddyville, Iowa 52553-5000;


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                  (iii)    3201 Needmore Road, Dayton, Ohio 45414-1971;

                  (iv)     2330 Buoy Street, Memphis, Tennessee 38113-0638;

                  (v)      650 Industrial Road, Blair, Nebraska 68008-2649; and

                  (vi)     1710 16th Street SE, Cedar Rapids, Iowa 52406-2638


(hereinafter collectively referred to as "Facilities", singularly referred to as a "Facility"). BUYER's estimated annual requirements for Products ("Estimated Requirements") for the Facilities are set forth in Exhibit A which is attached hereto and incorporated herein by reference and as amended from time to time. BUYER does not guarantee that its actual annual requirements are equivalent to its Estimated Requirements; consequently, BUYER has no obligation to purchase the Estimated Requirements and shall not be liable to SELLER for its failure to do so, SELLER acknowledges that BUYER's actual requirements for Products shall depend on BUYER'S actual use of the Products at the Facilities.

              B. BUYER shall pay SELLER for the Products at the prices, and in accordance with the terms, set forth in Exhibit B, as may be amended by the parties by written agreement from time to time. The term of payment is net thirty (30) days from the date: (i) those Products sold in bulk tankers pass the flange into BUYER'S storage tanks at the relevant Facility; or (ii) packaged Products cross the threshold of the BUYER's designated warehouse (hereafter collectively referred to as the "Unload Point"). Freight charges shall be for BUYER's account or as otherwise agreed on Exhibit B, with carriers chosen by SELLER and approved by BUYER if requested. Freight charges will be on a pass-through basis from the SELLER to the BUYER, with no additional costs added by SELLER. SELLER will use its best efforts to obtain competitive freight rates.

         IV.      COMPETITIVE OFFER

              A. To the extent BUYER maintains its current status as the "highest volume purchaser" of Products for use in grain processing in the U.S. from SELLER, SELLER shall provide "best customer" prices to BUYER. For the purposes of this Section IV A, "highest volume purchaser" shall mean that entity or individual purchasing the highest dollar amount of enzyme products from SELLER over a calendar year without requiring materially more customer support than that amount typically required in the industry, and "best customer "prices are defined as those which, at industry average dosage rates for the individual enzyme products, allow BUYER to enjoy the lowest total enzyme cost for fructose production when compared to prices paid to SELLER by other U.S. corn wet millers.

              B. In the event there is a change in enzyme market conditions such that BUYER is presented with:

                  (i)      legitimate third party sales materials; or

                  (ii) a bona fide third party offer for a product comparable to a Product used in corn syrup production in quality, quantity and functionality,


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at delivered prices lower than the then current prices for the comparable
Product hereunder delivered, BUYER may notify SELLER in writing of the market change for such Product, and at SELLER's request, shall supply SELLER with competitive product samples (with approval of the third party) and reasonable documentation or other evidence of said offer, including price information. In the event the third party does not provide BUYER with authorization for BUYER to supply SELLER with competitive product samples, BUYER and SELLER will conduct joint testing of the product(s) to determine the relative value of the product(s). Upon receipt of BUYER's notification, SELLER may submit a new written price offer within 30 days, which, if satisfactory to BUYER, will become the new price upon acceptance, or SELLER shall agree that BUYER is released from its obligation to purchase 100% of its requirements of such Product from SELLER under this Agreement. If the new offer by SELLER is not satisfactory, BUYER will provide SELLER a "meet or release" price for the Product and SELLER shall have 10 days to agree, at which time the new price, if agreed by SELLER, will go into effect, or if not agreed, BUYER shall be released from its obligation to purchase 100% of its requirement for Product from SELLER under this Agreement. The prices and terms of this Agreement shall remain in effect and unchanged for the remaining Products.

              C. In the event there is a change in enzyme market conditions such that BUYER is presented with:

                  (i)      legitimate third party sales materials; or

                  (ii) a bona fide third party offer for a combination of products comparable to Products used, in fructose production in quality, quantity and functionality (i.e. high temperature liquefaction enzyme such as SPEZYME FRED-L; saccharification enzyme such as OPTIMAX 4060 VHP or OPTIMAX 7525 HP; and isomerization enzyme such as GENSWEET IGI-SA, GENSWEET SGI or GENSWEET IGI-HF).

at delivered prices which, at industry average dosage rates for the individual enzyme products, allow BUYER to enjoy lower total enzyme cost for fructose production when compared to prices paid to SELLER, BUYER may notify SELLER in writing of the market change, and at SELLER's request, shall supply SELLER with competitive product samples (with approval of the third party) and reasonable documentation or other evidence of said offer, including price information. In the event the third party does not provide BUYER with authorization for BUYER to supply SELLER with competitive product samples, BUYER and SELLER will conduct joint testing of the product(s) to determine the relative value of the product(s). Upon receipt of BUYER's notification, SELLER may submit a new written price offer within 30 days, which, if satisfactory to BUYER, will become the new prices upon acceptance, or SELLER shall agree that BUYER is released from its obligation to purchase 100% of its requirements of any such Product within that combination from SELLER under this Agreement. If the new offer by SELLER is not satisfactory, BUYER will provide SELLER a "meet or release" price for such Product and SELLER shall have 10 days to agree, at which time the new prices, if agreed by SELLER, will go into effect, or if not agreed, BUYER shall be released from its obligation to purchase 100% of its requirement for such Product within that combination from SELLER under this Agreement. The prices and terms of this Agreement shall remain in effect and unchanged for


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the remaining Product volumes as long as SELLER continues to supply BUYER more than 50% of its total dollar volume of enzymes for grain processing.

              D. In addition, it is incumbent upon SELLER to reasonably monitor the grain processing enzyme marketplace and notify BUYER of significant changes in that market for all or any of the Products delivered hereunder. For the purposes of this Section IV D, a "change in enzyme market conditions" is defined as a significant and continuing drop in market prices to all or most U.S. customers and excludes one-time, multiple product/multiple site or group discount offers from other enzyme suppliers. Upon BUYER's request after notification from SELLER, SELLER may submit a new written price offer within 30 days, which, if satisfactory to BUYER, will become the new price upon acceptance, or SELLER shall agree that BUYER is released from its obligation to purchase 100% of its requirements of such Product from SELLER under this Agreement. If the new offer by SELLER is not satisfactory, BUYER will provide SELLER a "meet or release" price (which price must be no lower than that reflected in the corresponding third party documentation or other evidence) for the Product in question and SELLER shall have 10 days to agree, at which time the new price, if agreed by SELLER, will go into effect, or if not agreed, BUYER shall be released from its obligation to purchase 100% of its requirements of such Product from SELLER under this Agreement.

              E. In the event that new, breakthrough dislocating enzyme technology becomes available to BUYER, BUYER will provide SELLER written notice of: (i) the nature and technological/production value of such new technology; and (ii) the price at which BUYER would continue purchasing the relevant Product from SELLER despite such new technology. For the purposes of this Section IV E, "new, breakthrough dislocating enzyme technology" is meant to be a significant technical innovation, which has not previously been sampled or disclosed to BUYER at the time of execution of this Agreement and excludes reformulation or blending of existing enzyme products. SELLER will have 90 days from receipt of such notice to either: (i) agree to the new price; (ii) provide cost competitive technology; or (iii) agree that BUYER is released from its obligation to purchase 100% of its requirements of such Product from SELLER under this Agreement. If SELLER fails to provide competitive technology or match the price provided in writing by BUYER, then BUYER shall be released from its obligation to purchase 100% of its requirements for the relevant Product from SELLER under this Agreement.

              F. Notwithstanding anything to the contrary herein, BUYER shall have the right to sample and trial product and substitute product produced by third parties in reasonable sample quantities over reasonable short-term trial periods, at no more than two Facilities.

         V.       TAXES AND OTHER CHARGES


         BUYER shall be responsible for all federal, state and local taxes, or charges in lieu of taxes, now or hereafter imposed on the sale or use of the Product, except for income or other similar taxes imposed on SELLER. Any taxes for which BUYER is responsible hereunder shall be charged to BUYER and shall be in addition to the prices set forth in Section III.


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         VI.      GOVERNMENTAL LAW AND REGULATIONS


         SELLER's and BUYER's obligations hereunder shall be subject to all applicable governmental laws, rules, regulations, executive orders, priorities, ordinances and restrictions now or hereafter in force. SELLER shall secure such permits and licenses necessary, at its expense, for the sale of Product hereunder, unless otherwise agreed by the parties in writing.

         VII.     RISK OF LOSS


         Risk of loss and/or damage to any Product furnished hereunder shall be upon SELLER until the Product passes the Unload Point at the Facility or as otherwise agreed in delivery terms in Exhibit B.

         VIII.    INDEMNITY


         SELLER agrees to defend, indemnity and hold harmless BUYER, its officers, employees, and agents from and against any and all liability, loss, damage, fine, penalty, cost or expense (including reasonable attorney's fees), except to the extent caused by BUYER or as otherwise limited within this Agreement, arising out of any allegation, claim, action or suit arising out of:
(i) failure of the Products supplied to meet specifications or warranties under this Agreement; (ii) any, alleged or actual, direct or contributory infringement or misappropriation of any patent, trade secret or other proprietary right arising from the purchase, use or sale of the Products; (iii) any leak or spill of any goods while being transported or delivered to BUYER; and/or (iv) the acts, omissions or willful misconduct of SELLER's employees, subcontractors, agents and representatives, and all other persons performing any services on behalf of SELLER hereunder. To the extent that a Product is subject to a rightful claim that it infringes a patent or copyright, or misappropriates a trade secret (and in any event if a court of law and competent jurisdiction finds that such product does, in fact, infringe or so misappropriate), then SELLER shall also provide BUYER with one of the following forms of relief at SELLER's option: (a) obtain a license on BUYER's behalf to continue to purchase, use or sell the Product; (b) redesign the Product so that it does not so infringe or misappropriate; or (c) refund BUYER the purchase price paid for the Product. In any and all claims against BUYER by any employee of SELLER, any subcontractor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, the indemnification obligation under this Section shall not be limited in any way by any indemnity or limitation on the amount or type of damages, compensation or benefits payable by or for SELLER, any subcontractor, or anyone directly or indirectly employed by any of them under workers' compensation acts, disability benefit acts, or other employee benefit acts.

         BUYER recognizes that the Product is a biological product and accordingly, the parties shall first attempt to resolve any matters arising out of Product quality issues through good faith discussions and mutual evaluation of alternative forms of remedy which may include but not be limited to: (I) replacement of the Product; (II) repayment of the purchase price for such Product; (III) submission of a claim through SELLER's insurer; and (IV) reimbursement of BUYER's out-of-pocket costs directly resulting from the defective Product up to a maximum of US $5,000,000; provided, however, that BUYER shall only be obligated to attempt to resolve matters in the !:foregoing manner for a reasonable period of time, and the foregoing shall in no way impair or



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limit BUYER's right to seek remedy or recourse against SELLER which it may be entitled to under this Agreement in any other manner available.

         IX.      ACCEPTANCE OF DELIVERY OR PAYMENT


         Acceptance of any delivery by BUYER or acceptance of payment by SELLER after breach of the terms and conditions of this Agreement by the other party shall not waive any rights or remedies accruing to the non-breaching party as a result of such prior breach. Any non-conformity or default on the part of the SELLER which is not remedied pursuant to the terms of this Agreement with respect to three (3) or more Product shipments within the course of a Contract Year shall be deemed to substantially impair the value of this Agreement

         X.       CONFIDENTIALITY


         BUYER and SELLER have executed the Confidentiality Agreement dated January 5, 2001 attached hereto as Exhibit E and acknowledge that the terms and conditions thereof are incorporated herein.

         XI.      WARRANTY

         A. SELLER warrants that (i) it has title to the Product, (ii) the Product is free of any liens or encumbrances, and (iii) the sale of the Product hereunder will not infringe any United States patent for the Product or for the process for making the Product. SELLER shall execute the Continuing Product Guaranty set forth in Exhibit C which is attached hereto and Incorporated herein by reference. SELLER warrants that the Product shall conform to the terms of Exhibit C.

         B. SELLER warrants that the Product (i) is free from defects in material and workmanship; (ii) is of merchantable quality; and (iii) at the Unload Point, conforms with the Product quality specifications set forth in Exhibit D which is attached hereto and incorporated herein by reference. A certificate of analysis certifying compliance with the Product specifications set forth in Exhibit D will be provided with each shipment, and SELLER shall properly seal each bulk shipment of Product and provide to BUYER seal numbers on either the bill of lading or certificate of analysis.

         C. SELLER warrants that it shall furnish Material Safety Data Sheets for the Products at or prior to delivery of the Products and shall also furnish other health or safety information as available. SELLER further warrants that the Product is subject to the federal "Occupational Safety and Health Act" of 1970, as amended ("OSHA"), or OSHA's state equivalent, and the rules and regulations, thereunder, and will conform to all applicable standards and requirements set forth in said Act and rules and regulations.

         XII.     DELIVERY AND PURCHASE ORDERS


         BUYER shall issue a purchase order ("Purchase Order") prior to delivery of any Product to any of BUYER's Facilities. SELLER will advise BUYER immediately upon receipt of a Purchase Order if the specified delivery date cannot be met. Upon the failure of SELLER to comply with the delivery date, as specified, BUYER has the option to cancel the Purchase Order without liability. BUYER may designate any reasonable alternative delivery points, if necessary,


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to expedite SELLER's performance under the Purchase Order. BUYER may cancel any specific Purchase Order for any or no reason by providing written notice to SELLER at least thirty (30) days prior to shipment of Product by SELLER under that Purchase Order. The above notwithstanding, to the extent a Purchase Order contains terms inconsistent with this Agreement, the terms of this Agreement shall govern.

         XIII.    INSPECTION AND ACCEPTANCE


         BUYER shall have a reasonable time after delivery of Products against individual Purchase Orders under the Agreement, but in no case exceeding ten
(10) business days, within which to inspect the Products. BUYER shall give written notice to SELLER of any rejection of such Products, and in the case of rejected goods, the same shall be returned to SELLER at SELLER's expense or otherwise disposed of as SELLER shall reasonably request. The reasonable out of pocket cost of inspection of Products rightfully rejected shall be charged to SELLER. If reasonable inspection discloses that part of the Products received is defective or nonconforming, BUYER shall have the right to cancel any unshipped goods or unperformed services under the Purchase Order. Payment for goods on the Purchase Order prior to inspection shall not constitute acceptance thereof and is without prejudice to any and all claims that BUYER may have against SELLER. The making or failure to make any inspection of, or payment for, or acceptance of the Products, shall in no way impair BUYER's right to exercise any other remedies to which BUYER may be entitled under this Agreement, except where such remedies necessarily arise out of knowledge regarding Products that could only be known by reasonable, general inspection, which does not require sampling, testing, or analysis of the Products. Acceptance of any Products by BUYER after breach of the terms and conditions of the Purchase Order by SELLER shall not waive any rights or remedies accruing to BUYER as a result of such prior breach.

         XIV.     EQUAL OPPORTUNITY


         Where applicable, SELLER shall comply with the requirements of the Fair Labor Standards Act of 1938, as amended, in producing the Product or performing the services hereunder. BUYER is an equal opportunity employer and is a government contractor; therefore, this contract is subject to the rules and regulations imposed upon contractors and subcontractors pursuant to 41 C.F.R. Chapters 60 and 61. Unless this contract is exempt by regulations issued by the Secretary of Labor, there is incorporated herein by reference: 41 C.F.R. Section 60-741.4.

         XV.      ACCEPTANCE


         Acceptance is limited to the exact terms of this Agreement. None of the terms in this Agreement may be modified, added to, suspended, or otherwise altered, except with the written consent of the party whose rights would be adversely affected.

         XVI.     ENTIRE AGREEMENT


         This Agreement (including all attachments) constitutes the entire understanding of the parties and shall govern all sales of Product by SELLER to BUYER. All previous negotiations and understandings concerning the subject matter of this Agreement are merged herein. In the



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event of any conflict between this Agreement and any other documents, the provisions herein shall govern.

        XVII.    ASSIGNMENT


                  This Agreement shall inure to the benefit of, and be binding upon, the successors in interest of the parties hereto; provided, however, that neither party shall assign its rights or delegate its performance or obligations hereunder without the express prior written consent of the other, and any assignment or delegation without such consent shall be void.

         XVIII.   APPLICABLE LAW


         This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Minnesota without regard to its conflicts of law provisions.

         XIX.     WAIVER


         A waiver by either party to this Agreement of any breach hereof or a failure by either party to enforce any of the terms and conditions of this Agreement shall not in any way affect, limit, or waive the right of such party to enforce or compel strict performance of every term and condition of this Agreement.

         XX.      EXCUSE FROM PERFORMANCE


         Neither party hereto shall be liable to the other for failure or delay in performance of its obligations hereunder when such failure or delay is occasioned by force majeure, being a cause not within its reasonable control, including, but not limited to, acts of God, acts of public disturbance, riots, war or the public enemy, fire, windstorm, floods, strikes or other labor disputes, or governmental intervention, only for so long as the force majeure and/or any resulting failure or delay in performance continue.

         XXI.     NOTICE


         Any notice required to be given pursuant to this Agreement shall be in writing and given by either: (i) U.S. mail to the party to receive such notice by registered mail, return receipt requested; (ii) overnight courier, providing written receipt; or (iii) by telecopier with confirmation of receipt. Notice shall be deemed given when received or delivery is refused. Notice may be given to such other person or address as either party may designate in writing.

         Notice to SELLER shall be addressed to:

                                  Genencor International, Inc.
                                  200 Meridian Centre Boulevard
                                  Rochester, New York 14618
                                  Fax: (716) 244-2806
                                  Attn: Legal Department



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         Notice to BUYER shall be addressed to:

                                      Cargill, Incorporated
                                      660 Industrial Road
                                      P.O. Box 300
                                      Blair, Nebraska, 68008
                                      Phone: (402) 533-4116
                                      Fax: (402) 533-1655
                                      Attn: Valerie Conard

         XXII.    DISPUTE RESOLUTION


         To the extent that the parties cannot first resolve any controversies between them through good faith discussions, any controversy or claim arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the commercial rules in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Such arbitration shall be held in Minneapolis, Minnesota, unless the parties agree in writing to a different location. Such award shall be final and binding and the arbitrator shall not be empowered to award punitive damages.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                  GENENCOR INTERNATIONAL, INC.

             By:  /s/  Thomas J. Pekich
                  ---------------------------------
          Title:  Senior Vice President

                  CARGILL, INCORPORATED

             By:  /s/ Bart Eddy
                  ---------------------------------
          Title:  AVP-Engineering
                  N.S. Sweetners

COPIES OF OMITTED EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST, SUBJECT TO ANY CONFIDENTIAL TREATMENT.


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